Exhibit 10.2


                              AMENDED AND RESTATED
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AND NONCOMPETITION AGREEMENT (this "Agreement"), dated as of September 30, 1999, by and between ROBERT R.
HILL, JR., an individual resident of Orangeburg County, South Carolina ("Employee"), and FIRST NATIONAL CORPORATION, a bank holding corporation organized under the laws of South Carolina (the "Company").

                              Background Statement
                              --------------------

         Employee and the Company are entering into this agreement to establish certain terms of Employee's employment with the Company, and are amending and restating the Employment Agreement between the Company and Employee dated the 10th day of May, 1996 in order to, among other things, extend the term of that Agreement and provide additional benefits to Employee.

                             Statement of Agreement
                             ----------------------

         In consideration of the mutual covenants herein, Employee and the Company agree as follows:

         1. Employment. The Company agrees to employ Employee, and Employee agrees to serve the Company, upon the terms and conditions set forth in this Agreement.

         2. Term of Employment. The term of Employee's employment hereunder shall commence immediately upon the date hereof and shall continue until the third anniversary of the date hereof, unless terminated earlier as provided in section 6 hereof (the "Term"); provided, however, that on each anniversary date of this Agreement, the Term shall be extended for one year (so that on each anniversary date the Term will be three years) unless at least sixty (60) days prior to any such anniversary date either party gives to the other notice in writing of non-renewal.

         3. Position and Responsibilities. During the period of employment hereunder, Employee shall serve with such title, office and authority as may from time to time be designated by the Boards of Directors of the Company and First National Bank, a wholly-owned subsidiary of the Company (the "Bank"). Employee shall have the duties, responsibilities, rights, power and authority that may from time to time be delegated or assigned to him by the Boards of Directors of the Company and the Bank.

         4. Duties. During the period of employment hereunder, Employee shall devote substantially all of his business time, attention, skills and efforts to the business of the Company and the faithful performance of his duties and responsibilities hereunder. Employee shall be loyal to the Company and shall refrain from rendering any business services to any person or entity other than

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the Company and its affiliates without the prior written consent of the Company.
Employee may, and is encouraged to, participate in such civic, charitable, and community activities that do not substantially interfere with the performance of his duties under this Agreement. Employee shall be permitted to make private investments so long as these investments do not materially and adversely affect his employment hereunder.

         5. Compensation and Benefits. For all services rendered by Employee to the Company hereunder, the Company shall compensate Employee as follows:

         (a) Base Salary. During the period of employment hereunder, the Company shall pay Employee an annual salary (as increased by the Company from time to time in its sole discretion, the "Base Salary") of $120,000 per year, subject to applicable federal and state income and social security tax withholding requirements. The Base Salary shall be payable in accordance with the Company's customary payroll practices.

         (b) Reimbursement of Expenses. The Company shall pay or reimburse Employee for all reasonable travel and other business related expenses incurred by him in performing his duties under this Agreement. Such expenses shall be appropriately documented and submitted to the Company in accordance with the Company's policies and procedures as established from time to time.

         (c) Vacation and Sick Leave. Employee shall be provided with vacation and sick leave in accordance with the Company's policies and procedures for senior executives as established from time to time.

         (d) Employee Benefit Plans. During the period of employment hereunder, Employee shall be entitled to participate in the employee benefit plans of the Company or its successors or assigns, as presently in effect or as they may be modified or added to from time to time, to the extent such benefit plans are provided to other similarly situated employees.

         (e) Incentive Bonus Plans. During the period of employment hereunder, Employee shall be entitled to participate in the Company's incentive-based bonus plans, applicable to his employment position, in accordance with both the terms and conditions of such plans and the Company's policies and procedures as established from time to time.

         (f) Other Fringe Benefits. During the period of employment hereunder, the Company shall (i) provide Employee with the use of an automobile, (ii) reimburse Employee for the expense of his attendance at such meetings and conventions as may be approved by the Company's Board of Directors, and (iii) reimburse Employee for Country Club of Orangeburg and such other dues and fees as may be approved by the Company's Board of Directors.

         6. Termination of Employment.

         (a) Termination Upon Death, Disability, or For Cause. The Company shall have the right to terminate Employee's employment hereunder upon the death or Disability (as defined below) of Employee or for Cause (as defined below). If Employee's employment is terminated upon Employee's death or disability, the

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Company will pay to or for the benefit of Employee or his estate an amount equal to Employee's Base Salary for the twelve month period preceding death or Disability in equal monthly installments or in a lump sum as determined by the Board of Directors of the Company in its discretion and in the case of Disability the Company will continue Employee's health, medical, and dental insurance coverages for such twelve month period on the same basis as in effect on the date of Disability. If Employee's employment is terminated for Cause, the Company shall have no further obligation to Employee under this Agreement. Termination for Disability or for Cause shall be effective immediately or upon such notice to Employee of such termination as may be determined by the Board of Directors. For purposes of this Agreement:

                  (i) "Disability" means "disability" (as defined under the Company's disability insurance policy maintained for Bank executives from time to time) suffered by Employee for a continuous period of at least three months or any impairment of mind or body that is likely to result in a "disability" of Employee for more than three months during any twelve-month period.

                  (ii) "Cause" means: (A) the repeated failure of Employee to perform his responsibilities and duties hereunder after Employee has been given written notice by the Chairman of the Board of Directors specifying in general the reasons Employee is failing to perform his duties and responsibilities hereunder, (B) the commission of an act by Employee constituting dishonesty or fraud against the Company or the Bank; (C) the conviction for or the entering of a guilty or no contest plea with respect to a felony; (D) habitual absenteeism, chronic alcoholism or any other form of substance abuse; or (E) the commission of an act by Employee involving gross negligence or moral turpitude that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or any of its affiliates.

In the event of the termination of Employee's employment for Cause under this
Section 6(a), Employee shall be entitled only to the Base Salary earned through the date of termination.

         (b) Termination Without Cause. The Company shall have the right to terminate Employee's employment at any time and for any reason subject to the provisions of this Section 6(b). In the event that the Company shall terminate Employee's employment for any reason other than as provided in Section 6(a), the Company shall as its sole obligation hereunder pay to Employee the Base Salary, subject to applicable federal and state income and social security tax withholding requirements and in accordance with the Company's customary payroll practices, and shall continue Employee's health, medical and dental insurance and other benefits on the same basis as in effect at the time of termination, for the twelve month period following termination. It is understood and agreed that during the twelve month period following termination Employee would not participate in any bonus or other incentive plan.

         (c) Termination By Employee. Employee shall have the right to terminate his employment hereunder in the event that (i) the Company assigns Employee without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the date of this Agreement or (ii) he is required to relocate permanently from Orangeburg County, South Carolina. In the event Employee

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terminates his employment pursuant to this Section 6(c), the Company shall as its sole obligation hereunder pay to Employee the Base Salary, subject to applicable federal and state income and social security tax withholding requirements and in accordance with the Company's customary payroll practices, and shall continue Employee's health, medical and dental insurance and other benefits on the same basis as in effect at the time of termination, for the twelve month period following termination. It is understood and agreed that during the twelve month period following termination Employee would not participate in any bonus or other incentive plan.

         (d) Employee shall have the right at any time voluntarily to terminate his employment, in which case Employee shall be entitled only to the Base Salary through the date of termination.

         7. Change of Control.

         (a) (1) If (i) a Change of Control (as defined below) occurs during the Term of this Agreement or any extension thereof, (ii) Employee is employed by the Company or an affiliate thereof, and (iii) the Employee is terminated by the Company or such affiliate for any reason other than for death, Disability or Cause after the Change of Control, the Company (or its successors) shall pay Employee, or his beneficiary in the event of his subsequent death, subject to applicable federal and state income and social security tax withholding requirements, in accordance with the Company's customary payroll practices, an amount equal to the product of 2.99 multiplied by Employee's "Base Amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, as amended (the "Code") (which amount is generally the average annual compensation payable during the most recent five tax years ending before the year of the Change in Control as reflected on Forms W-2 for the relevant periods), such amount to be paid in equal monthly installments over the thirty-six month period following termination, or at the option of Employee to be paid in a lump sum at the time of termination without any reduction for commutation to present value. During the thirty-six month period following termination, the Company (or its successors) shall also pay for medical and life insurance for Employee on the same basis as in effect at the time of termination. Payments to the Employee, as aforesaid, shall not be reduced by the value of any stock options that vest upon a change in control, regardless of whether any such options are considered income by the Internal Revenue Service or parachute payments under Section 280G(b)(3).

                  (2) If (i) a Change of Control (as defined below) occurs during the Term of this Agreement or any extension thereof, (ii) Employee is employed by the Company or an affiliate thereof, and (iii) Employee voluntarily terminates his employment by the Company for any reason within 180 days after the Change of Control, the Company (or its successors) shall pay Employee or his beneficiary in the event of his subsequent death, subject to applicable federal and state income and social security tax withholding requirements, in accordance with the Company's customary payroll practices, an amount equal to the product of 2.99 multiplied by Employee's Base Amount, such amount to be paid in equal monthly installments over the thirty-six month period following termination, or at the option of Employee to be paid in a lump sum at the time of termination without any reduction for commutation to present value. During the thirty-six month period following termination, the Company (or its successors) shall also pay for medical and life insurance for Employee on the same basis as in effect at the time of termination. Payments to the Employee, as aforesaid, shall not be reduced by the value of any stock options that vest upon a change in control, regardless of whether any such options are considered income by the Internal Revenue Service or parachute payments under Section 280G(b)(3).

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         (b) For purposes of this Agreement, "Change of Control" means the occurrence of one of the following: (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (B) Employee or a group of persons including Employee, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the common voting stock of the Company or its successors; (ii) there shall be any consolidation or merger of the Company or the Bank in which such entity is not the continuing or surviving corporation or as a result of which the holders of the voting capital stock of the Company or the Bank (as the case may be) immediately prior to the consummation of the transaction do not own more than 50% of voting capital stock of the surviving corporation; or (iii) there occurs the sale or transfer of all or substantially all of the assets of the Company or the Bank.

         8. Confidential Information. Employee acknowledges that during, and as a result of, Employee's employment with the Company, Employee will acquire, be exposed to and have access to, material, data and information of the Company and/or its customers or clients that is confidential or proprietary. At all times, both during and after the period of employment hereunder, Employee shall keep and retain in confidence and shall not disclose, except as required in the course of Employee's employment with the Company, to any person or entity, or use for his own purposes, any of this proprietary or confidential information. For purposes of this Section 8, such information shall include, but shall not be limited to: (i) the Company's standard operating procedures, processes, know-how and technical and product information, any of which is of value to the Company and not generally known by the Company's competitors or the public; (ii) all confidential information obtained from third parties and customers concerning the business of the Company, including any customer lists or data; and (iii) confidential business information of the Company, including marketing and business plans, strategies, projections, business opportunities, client lists, sales and cost information and financial results and performance. Employee acknowledges that the obligations pertaining to the confidentiality and non-disclosure of information shall remain in effect indefinitely, or until the Company has released any such information into the public domain, in which case Employee's obligation hereunder shall cease with respect only to such information so released.

         9. Noncompetition.

         (a) Noncompetition. Employee shall not take any of the following actions during the applicable Noncompetition Period (as defined below):

                  (i) Become employed by (as an officer, director, employee, consultant or otherwise), involved or engaged in, or otherwise commercially interested in or affiliated with (other than as a less than 5% equity owner of any corporation traded on any national, international or regional stock exchange or in the over-the-counter market) any person or entity that competes with the Company or an affiliate thereof (each, a "Company Affiliate") in the business of providing traditional banking services (but this restriction shall not be deemed to apply to non-traditional banking services such as stock brokerage or insurance services);

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                  (ii) Solicit or attempt to solicit, for competitive purposes, the business of any of the clients or customers of any Company Affiliate, or otherwise induce such customers or clients or prospective customers or clients to reduce, terminate, restrict or alter their business relationship with any Company Affiliate in any fashion; or

                  (iii) Induce or attempt to induce any employee of any Company Affiliate to leave the Company for the purpose of engaging in a business operation that is competitive with the Company.

         (b) Noncompetition Period. For purposes of this Section 9 "Noncompetition Period" shall mean the period of employment hereunder and the period commencing on the date of termination of employment and ending twelve months thereafter.

         (c) Geographic Scope. The restrictions on competition and solicitation set forth in this Section 9 shall apply to any county in the State of South Carolina in which the Company or a Company Affiliate is conducting business operations during the Noncompetition Period. However, the restrictions are intended to apply only with respect to personal activities of Employee within any such county and shall not be deemed to apply if Employee is employed by a corporation that has branch offices within any such county but Employee does not personally work in or have any business contacts with persons in such county.

         (d) Providing Copy of Agreement. Employee shall provide a copy of this Agreement to any person or entity with whom Employee interviews that is in competition with the Company during the Noncompetition Period.

         (e) Obligations Survive. Employee's obligations under this Section 9 shall survive any termination of his employment with the Company.

         10. Company's Right to Obtain an Injunction. Employee acknowledges that the Company will have no adequate means of protecting its rights under Sections 8 and 9 other than by securing an injunction. Accordingly, Employee agrees that the Company is entitled to enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. Employee acknowledges that the Company's recovery of damages will not be an adequate means to redress a breach of this Agreement. Nothing contained in this Section 10 shall prohibit the Company from obtaining any appropriate remedies in addition to injunctive relief, including recovery of damages.

         11. Waiver of Rights. In consideration of the employment offered hereunder and the payments made pursuant to Section 5 and the other terms of this Agreement, Employee acknowledges that the Employment Agreement dated May 10, 1996, between Employee and the Company is hereby terminated, and Employee forever waives, releases and discharges the Company, any Company Affiliate, and any of their subsidiaries, shareholders or affiliates and any of their successors and assigns from any claims, rights and privileges under such agreement.

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         12. General Provisions.

         (a) Entire Agreement. This Agreement contains the entire understanding between the parties hereto relating to the employment of Employee by the Company and supersedes any and all prior employment or compensation agreements between the Company and Employee.

         (b) Assignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the Company's prior written consent; provided, however, that nothing shall preclude (i) Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

         (c) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, Employee and the Company and their permitted successors and assigns.

         (d) Amendment of Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         (e) Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit, life insurance on Employee in any amount or amounts considered advisable; and Employee shall have no right, title or interest therein. Employee shall submit to any medical or other examination and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain such insurance.

         (f) Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If a court determines that this Agreement or any covenant contained herein is unreasonable, void or unenforceable, for any reason whatsoever, then in such event the parties hereto agree that the duration, geographical or other limitation imposed herein should be such as the court, or jury, as the case may be, determines to be fair and reasonable, it being the intent of each of the parties hereto to be subject to an agreement that is necessary for the protection of the legitimate interest of the Company and its successors or assigns and that is not unduly harsh in curtailing the legitimate rights of the Employee.

         (g) Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (with respect to the Company, to the Company's secretary) or when mailed, if mailed by certified mail, return receipt requested. Notices mailed shall be addressed, in the case of Employee, to his last known residential address, and in the case of the Company, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or the Company may designate in writing at any time or from time to time to the other party in accordance with this Section.

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         (h) Waiver. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The provisions of this Section 12(h) cannot be waived except in writing signed by both parties.

         (i) Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of South Carolina.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                     FIRST NATIONAL CORPORATION


                                                     By: /s/ Robert R. Horger
                                                         ----------------------
                                                           Robert R. Horger
                                                           Chairman of the Board



                                                     EMPLOYEE


                                                     /s/ Robert R. Hill, Jr.
                                                     ----------------------
                                                     Robert R. Hill, Jr.

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